UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

Ameriprise Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2020

Dear Shareholders:

Following the recommendations to limit large group gatherings from each of the State of Minnesota, World Health Organization and the U.S. Centers for Disease Control and Prevention and to support the health and to support the health and well-being of our shareholders, employees and community due to the evolving impact of the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location of the annual meeting of shareholders (the “Annual Meeting”) of Ameriprise Financial, Inc. (the “Company”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on April 29, 2020 at 11:00 a.m. Central time. Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/amp2020. To attend and be able to vote, examine the list of our shareholders and ask questions during the Annual Meeting, you must enter the 16-digit control number found on your proxy card or notice you previously received. The list of shareholders of record will be available at www.virtualshareholdermeeting.com/amp2020 during the Annual Meeting.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

Thomas R. Moore
Vice President, Corporate Secretary and
Chief Governance Officer

April 9, 2020